UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 10, 2024
(Date of earliest event reported)

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective December 29, 2024, William E. Shea will retire from his position as Senior Vice President, Treasurer and Chief Financial Officer of 1-800-FLOWERS.COM, Inc. (the “Company”). On October 10, 2024, in recognition of Mr. Shea’s service to the Company, the Board of Directors approved the modification of the outstanding equity awards previously granted to Mr. Shea. Pursuant to the modification, effective upon Mr. Shea’s retirement on December 29, 2024: (1) the vesting of the outstanding restricted stock granted to Mr. Shea in November 2022 and December 2023 and the performance units granted to Mr. Shea in December 2023 (to the extent earned based on actual performance) will accelerate; and (2) the vesting of the outstanding stock options granted to Mr. Shea in November 2022 will accelerate and Mr. Shea will be permitted to exercise the options until the end of their term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ Michael R. Manley
Michael R. Manley
Senior Vice President, General Counsel and Corporate Secretary

Date: October 15, 2024